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                                 EXHIBIT 21.01

                              LIST OF SUBSIDIARIES


1. Crescent Real Estate Funding I, L.P., a Delaware limited partnership

2. Crescent Real Estate Funding II, L.P., a Delaware limited partnership

3. Crescent Real Estate Funding III, L.P., a Delaware limited partnership

4. Crescent Real Estate Funding IV, L.P., a Delaware limited partnership

5. Crescent Real Estate Funding V, L.P., a Delaware limited partnership

6. Crescent Real Estate Funding VI, L.P., a Delaware limited partnership

7. Crescent Real Estate Funding VII, L.P., a Delaware limited partnership

8. Crescent Entertainment Company, L.P., a Texas limited partnership

9. Crescent Entertainment Management L.L.C., a Texas limited liability company

10. CEC Management, L.L.C., a Texas limited liability company

11. Crescent Duddleston Hotel Partnership, L.P., a Texas limited partnership

12. CresCal Properties, L.P., a Delaware limited partnership

13. Woodlands Office Equities - '95 Limited, a Texas limited partnership

14. Woodlands Retail Equities - '96 Limited, a Texas limited partnership

15. CresWood Development, L.L.C. - a Texas limited liability company

16. 301 Congress Avenue, L.P., a Delaware limited partnership

17. Crescent/301, LLC, a Delaware limited liability company

18. Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership

19. CresTex Development L.L.C., a Delaware limited liability company

20. G/C Waterside Associates LLC, a Texas limited liability company

21. Crescent 1717 Main, L.L.C., a Texas limited liability company

22. Crescent E&M, L.L.C., a Texas limited liability company

23. Crescent Ervay & Main, L.P., a Texas limited partnership

24. Main Street Partners, L.P., a Texas limited partnership

25. Main Street Partners Management Company, L.P., a Texas limited partnership.

26. Spectrum Mortgage Associates, L.P., a Delaware limited partnership

27. Crescent Washington Harbour, LLC, a Delaware limited partnership

28. Crescent Potomac Harbour, LLC, a Delaware limited partnership

29. Crescent Costa Mesa, LLC, a Delaware limited partnership

30. Crescent Woodfield, LLC, a Delaware limited partnership

31. Hudson Bay Partners II, L.P., a Delaware limited partnership

32. Hudson Bay Partners IV, L.P., a Delaware limited partnership